Joint Filer Information

Name:                      Resource Capital Investment Corp.

Address:                   c/o Global Resource Investments Ltd.
                           7770 El Camino Real
                           Carlsbad, CA 92009

Designated Filer:          Exploration Capital Partners 2000 Limited Partnership

Issuer and Ticker
   Symbol:                 Vista Gold Corp. (VGZ)

Date of Event
Requiring Statement:       5/20/03

Signature:                 Resource Capital Investment Corp.


                           By:  /s/ Keith Presnell
                           -----------------------------------------------
                                   Keith Presnell, Chief Financial Officer

Additional Explanation of Responses:

Resource Capital Investment Corp. is the general partner of the Reporting
Person.